Exhibit 99.2

Amendment to the Company’s Bylaws dated March 4, 2010

The first sentence of Article III, Section 1 of the Company’s Bylaws was amended March 4, 2010 to read as follows:

“The number of directors of the corporation shall be eleven (11).”